EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 6

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT NO. 6 (this “Agreement”) dated as of January 5, 2018 relating to the Credit Agreement dated as of February 2, 2015 (as amended by the Incremental Assumption Agreement and Amendment No. 1, dated May 19, 2015, the Incremental Assumption Agreement and Amendment No. 2, dated February 1, 2016, the Incremental Assumption Agreement and Amendment No. 3, dated May 27,
2016, the Incremental Assumption Agreement and Amendment No. 4, dated January 19, 2017 and the Amendment No. 5, dated August 8, 2017, and as further amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Agreement, the “Amended Credit Agreement”) among PRESIDIO HOLDINGS INC. (“Holdings”), PRESIDIO IS LLC (as successor to Presidio IS Corp.) (“Intermediate Holdings”), PRESIDIO LLC (as successor of Presidio, Inc.) and PRESIDIO NETWORKED SOLUTIONS LLC (as successor of Presidio Networked Solutions, Inc.), as borrowers (collectively, the “Borrowers”), certain subsidiaries of Holdings, as Subsidiary Loan Parties, the Lenders party thereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

RECITALS:

WHEREAS, the Borrowers have (or the Borrower Representative on behalf thereof has) requested (a) Term Loans in an aggregate principal amount of $716,624,504.76 (the “Refinancing and Incremental Term Loans”) comprising (i) Refinancing Term Loans in an aggregate principal amount of $576,624,504.76 pursuant to Section 2.21(j) of the Credit Agreement, the Net Proceeds of which plus cash on hand will be used to make a voluntary prepayment in full of the balance of the aggregate principal amount of the Term B Loans outstanding on the Refinancing and Incremental Effective Date (as defined below), together with accrued interest thereon (such amounts collectively, the “Term B Loan Repayment Amount”), and (ii) Incremental Term Loans in an aggregate principal amount of $140,000,000 pursuant to Section 2.21(a) of the Credit Agreement, the Net Proceeds of which will be used together with cash on hand to redeem, discharge or otherwise retire all of the outstanding Senior Unsecured Notes and to pay fees, expenses, premium and interest in connection therewith (the “Notes Redemption”), and (b) that the Credit Agreement be amended to reflect the foregoing and to effect certain other amendments to the Credit Agreement as set forth in this Agreement; and

WHEREAS, the institution listed on Schedule I hereto (the “Refinancing and Incremental Term Lender”) has agreed, on the terms and conditions set forth herein and in the Credit Agreement, to provide the amount of the Refinancing and Incremental Term Loans set forth opposite its name under the heading “Refinancing and Incremental Term Loan Commitments” on Schedule I hereto (the “Refinancing and Incremental Term Loan Commitment”).

NOW, THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms; References. Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Term B Loan Refinancing and Incremental. As set forth in the Amended Credit Agreement, subject to the terms and conditions set forth herein, the Refinancing and Incremental Term Lender agrees to make Refinancing and Incremental Term Loans to the Borrowers on the Refinancing and Incremental Effective Date in a principal amount not to exceed its Refinancing and Incremental Term Loan Commitment. Unless previously terminated, the Refinancing and Incremental Term Loan Commitment shall terminate on the earlier of (i) the funding of the Refinancing and Incremental Term Loans and (ii) at 5:00 p.m., New York City time, on January 5, 2018. With effect from the Refinancing and Incremental Effective Date, the Refinancing and Incremental Term Loans shall be “Term B Loans” and the Refinancing and Incremental Term Lender shall be a Lender with an outstanding Term B Loan.

SECTION 3. Amendments to Credit Agreement. The Credit Agreement shall hereby be amended, as of the Refinancing and Incremental Effective Date, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A.

SECTION 4. Representations of the Borrowers. The Borrowers represent and warrant that:

(a)    the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the Refinancing and Incremental Effective Date after giving effect hereto with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no Event of Default or Default was continuing on and as of the Refinancing and Incremental Effective Date after giving effect hereto and to the extension of credit requested to be made on the Refinancing and Incremental Effective Date;

(c)    Immediately after giving effect to the transactions contemplated hereunder on the Refinancing and Incremental Effective Date, (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Refinancing and Incremental Effective Date; and

(d)    As of the Refinancing and Incremental Effective Date, immediately after giving effect to the consummation of the transactions contemplated hereunder, Holdings does not intend to, and Holdings does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 5. Conditions. This Agreement shall become effective as of the first date (the “Refinancing and Incremental Effective Date”) when each of the following conditions shall have been satisfied:

(a)    the Administrative Agent (or its counsel) shall have received from each Loan Party, the Refinancing and Incremental Term Lender and the Administrative Agent (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement;

(b)    the Administrative Agent shall have received (i) any required notice of prepayment of Term B Loans pursuant to Section 2.10(d) of the Credit Agreement and (ii) any required notice of borrowing of Refinancing and Incremental Term Loans pursuant to Section 2.03 of the Credit Agreement; provided, in each case, that such notice of prepayment and notice of borrowing shall be delivered in accordance with the time periods specified in Sections
2.10(d) and 2.03, as applicable, of the Credit Agreement or such shorter period as the
Administrative Agent may agree;

(c)    the representations and warranties set forth in Section 4 above shall be true and correct as of the date hereof;

(d)    the Administrative Agent shall have received a certificate, dated the Refinancing and Incremental Effective Date and executed by a Responsible Officer of the Borrowers, confirming the accuracy of the representations and warranties set forth in Section 4 above;

(e)    the Administrative Agent shall have received, on behalf of itself and the Refinancing and Incremental Term Lender, a favorable written opinion of (A) Wachtell, Lipton, Rosen & Katz, as New York and Delaware special counsel for the Loan Parties and (B) McGuireWoods LLP, as Florida and Georgia counsel for the Loan Parties, in each case (i) dated the date hereof, (ii) addressed to the Administrative Agent and the Refinancing and Incremental Term Lender and (iii) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to this Agreement as the Administrative Agent shall reasonably request;

(f)    the Administrative Agent shall have received customary closing certificates and documentation consistent with those delivered on the 2017 Refinancing Effective Date and such additional customary documents and filings as the Administrative Agent may reasonably require to assure that the Refinancing and Incremental Term Loans contemplated hereby are secured by the Collateral ratably with the existing Revolving Facility Loans;

(g)    the payment of the Term B Loan Repayment Amount by the Borrowers to the Administrative Agent for the accounts of the existing Term B Lenders, as a voluntary prepayment in full of the Term B Loans outstanding on the Refinancing and Incremental Effective Date, shall occur substantially simultaneously with the Borrowing of such Refinancing Term Loans;

(h)    the Administrative Agent shall have received written evidence reasonably satisfactory to the Administrative Agent that the notice of redemption with respect to the Notes Redemption has been delivered prior to, or will be delivered substantially concurrently with, the Refinancing and Incremental Effective Date in accordance with the Senior Unsecured Notes Indenture;

(i)    any fees and reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) owing by the Borrowers to the Administrative Agent, the Refinancing and Incremental Term Lender and Citigroup Global Markets Inc. (the “Lead Arranger”) and invoiced prior to the date hereof shall have been paid in full (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the Refinancing and Incremental Term Loans, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or the Lead Arranger, as applicable, or their affiliates entered into in connection with this Agreement or the Refinancing and Incremental Term Loans);

(j)    the Administrative Agent shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by Section 3.25(a) of the Credit Agreement, to the extent such information has been requested not less than ten (10) Business Days prior to the Refinancing and Incremental Effective Date; and

(k)    entry into this Agreement and the incurrence of the Refinancing and Incremental Term Loans on the Refinancing and Incremental Effective Date does not violate, conflict with or result in a breach of, the Credit Agreement, including Section 2.21 thereof.

SECTION 6. Waivers. Solely in connection with the borrowing of the Refinancing and Incremental Term Loans on the Refinancing and Incremental Effective Date and the voluntary prepayment in full of the Term B Loans in connection therewith and subject to Section 5(b) hereof, each of the Lenders party hereto hereby waive (a) any required notice of prepayment of Term B Loans pursuant to Section 2.10(d) of the Credit Agreement, and (b) any request for the Refinancing and Incremental Term Loans pursuant to Section 2.21 of the Credit
Agreement.

SECTION 7. Lead Arranger. The Loan Parties and the Lenders party hereto agree that from and after the Refinancing and Incremental Effective Date, the Lead Arranger in respect of the Refinancing and Incremental Term Loans shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers pursuant to Sections 9.04 and 9.05 of the Amended Credit Agreement and, except as otherwise agreed to in writing by the Borrowers, Holdings and the Administrative Agent, shall have no duties, responsibilities or liabilities in such capacity with respect to this Agreement, the Amended Credit Agreement or any other Loan Document.

SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law.

SECTION 9. Confirmation of Guaranties and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (i) the obligations of the Loan Parties under the Credit Agreement as modified hereby (including with respect to the Refinancing and Incremental Term Loans) and the other Loan Documents (x) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (y) constitute Loan Obligations and (ii) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as increased hereby.

SECTION 10.    Consent. The Borrowers and the Administrative Agent (to the extent required by the Credit Agreement) hereby consent to the assignment by the Refinancing and Incremental Term Lender of any Refinancing and Incremental Term Loans held by the Refinancing and Incremental Term Lender on the date hereof; provided, that the Borrowers consent to such assignment only to the extent that (i) the amount and relevant assignee of each such assignment has been disclosed by the Refinancing and Incremental Term Lender to the Borrowers on or prior to the date hereof and (ii) such assignment is made within 90 days of the date hereof.

SECTION 11.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 12.    Miscellaneous. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby (in the case of any such fees and reasonable out-of-pocket expenses incurred in connection with this Agreement or the Refinancing and Incremental Term Loans, subject to any agreed-upon limits contained in any letter agreement with the Administrative Agent or its affiliates entered into in connection with this Agreement or the Refinancing and Incremental Term Loans). The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing contained in this

Agreement shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRESIDIO HOLDINGS INC.
PRESIDIO IS LLC
PRESIDIO LLC
PRESIDIO NETWORKED SOLUTIONS LLC
PRESIDIO TECHNOLOGY CAPITAL, LLC
PRESIDIO NETWORKED SOLUTIONS GROUP, LLC

By: ______________________________
Name: Paul D. Fletcher
Title: Executive Vice President and Chief Financial Officer, and Assistant Secretary

3RD AVE. CREATIVE MARKETING & BRANDING LLC

By: Presidio Networked Solutions LLC, as Sole Member

By: ______________________________
Name: Paul D. Fletcher
Title: Executive Vice President and Chief Financial Officer, and Assistant Secretary

[Signature Page to Incremental Assumption Agreement and Amendment No. 6]

[Signature Page to Incremental Assumption Agreement and Amendment No. 6]

[Signature Page to Incremental Assumption Agreement and Amendment No. 6]

Schedule I

REFINANCING AND INCREMENTAL TERM LOAN COMMITMENT

Refinancing and Incremental Term Lender	Refinancing and Incremental Term Loan Commitment
Citibank, N.A.	$716,624,504.76
Total	$716,624,504.76